SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) November 2, 1998

                             SenTech EAS Corporation
             (Exact name of registrant as specified in its charter)


FLORIDA                            33-20015-NY               65-0734041
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


                            484 SOUTHWEST 12TH AVENUE
                       DEERFIELD BEACH, FLORIDA 33442-3108
          (Address of principal executive offices, including zip code)

                                 (954) 426-2965
              (Registrant's telephone number, including area code)







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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                  On November 2, 1998, SenTech EAS Corporation (the "Company") entered into a merger agreement ("Merger Agreement") with Ensec International, Inc. ("Ensec") (OTC Bulletin Board Symbol: ENSC), whereby the Company and Ensec will be wholly-owned subsidiaries of Sensec International, Inc. ("Sensec") a newly formed holding company. Pursuant to the terms of the Merger Agreement the Company's shareholders will own 950,000 shares of common stock of Sensec and Ensec shareholders will own 1,425,000 shares of common stock of Sensec, which will represent 100% of the issued and outstanding shares of capital stock of Sensec. The Merger Agreement is subject to, among other things, approval by both the Company's shareholders and Ensec's shareholders.









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ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS



(c)      Exhibits.

99.1 Agreement and Plan of Merger among Sensec International, Inc., Ensec Acquisition Corporation, Ensec International, Inc. SenTech Acquisition Corporation and SenTech EAS Corporation dated October 28, 1998.
99.2     Press release dated November 2, 1998






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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 6, 1998


                                      SENTECH EAS CORPORATION



                                      By:  /s/ Ronald L. Meggison, Jr.
                                           ---------------------------
                                               Ronald L. Meggison, Jr.
                                               Chief Executive Officer






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                                INDEX TO EXHIBITS



NO.      DESCRIPTION
---      -----------

99.1 Agreement and Plan of Merger among Sensec International, Inc., Ensec Acquisition Corporation, Ensec International, Inc. SenTech Acquisition Corporation and SenTech EAS Corporation dated October 28, 1998.
99.2     Press release dated November 2, 1998.